Exhibit 99

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Fourth-Quarter Results, Record Fiscal 2013 Year
Sioux Falls, SD-Mar. 12, 2013-Raven Industries, Inc. (NASDAQ: RAVN) today reported record sales and earnings for its fiscal year ended January 31, 2013.
Raven's fourth-quarter net income was $11.1 million, or $0.30 per diluted share, consistent with the year-earlier net income record of $11.0 million, or $0.30 per diluted share. Applied Technology operating earnings were up 40 percent, and were offset by lower results from the Aerostar and Engineered Films Divisions. All earnings-per-share amounts have been adjusted to reflect a two-for-one stock split effective July 25, 2012.
For the fourth quarter, sales were $89.6 million, versus $96.3 million in the prior-year fourth quarter. The company's Applied Technology Division delivered a top-line gain of 18 percent. This was offset by continued softness in Aerostar and lower demand in Engineered Films, resulting in an overall quarterly sales decline of 7 percent.
Fiscal 2013 Results
For the 12 months, sales reached $406.2 million, a 6-percent increase from last year's $381.5 million. Net income grew 4 percent to $52.5 million, or $1.44 per diluted share, from $50.6 million, or $1.39 per diluted share, in fiscal 2012.
“Raven was able to generate record revenue and earnings for our 2013 fiscal year - topping the records set in fiscal 2012 and 2011,” said Daniel A. Rykhus, Raven's president and chief executive officer. “Over that period the strong agriculture and energy markets provided opportunities for us to realize returns on the recent and aggressive investments made in our Applied Technology and Engineered Films Divisions-both of which turned in strong performances in fiscal 2013.
“Our targeted investments in new product development, capacity expansion and new market penetration were essential to our annual growth in those respective businesses and overall as a corporation. This performance was attained despite Aerostar facing reduced demand from the U.S. federal agency customers we serve and Engineered Films adjusting to more moderate energy market demand.”
International Demand Fuels Applied Technology Gains
For the fourth quarter, sales in Applied Technology grew 18 percent to $38.4 million, versus $32.5 million last year. Operating income rose sharply by 40 percent to $12.3 million, from $8.8 million in the prior-year period. The bottom-line gain stemmed from higher sales and was achieved amid sustained investment in research, marketing and product development. Last year's fourth-quarter operating income was reduced by start-up costs related to a new manufacturing facility.

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

Annual revenues for Applied Technology increased 18 percent to $171.8 million compared with $145.3 million for fiscal 2012. Operating income was up 20 percent, to $59.6 million, compared with $49.8 million for the same period last year.
Said Rykhus, “Applied Technology continued to show strength in the fourth quarter. As our largest division, Applied Technology comprised 42.9 percent of total sales. During the quarter, demand built for precision agricultural solutions-particularly Raven's advanced guided steering systems that increase crop yields and reduce operating costs. International sales also were strong, particularly in Brazil, Canada, South Africa and Ukraine. Domestically, OEM demand rose as the company continued to enhance its product capabilities.
“Internationally, our success results from having the right products for the right market. For example, there's a pressing need for Slingshot® and our steering systems in South Africa, while countries in Eastern Europe are demanding our basic guidance and control products. Emerging agricultural markets abroad are all at different life cycle stages and therefore, have different needs-and Raven has the breadth of precision agricultural products to meet those needs.”
Recently, the company unveiled enhancements to its SmarTrax™ steering and Slingshot product lines. With the introduction of SmarTrax MD, growers now have a simple-to-install mechanical drive steering system that can seamlessly transfer the ability to steer automatically across a fleet of vehicles. Slingshot Online 2.0 offers users a more streamlined user experience to help simplify the way customers manage and share their data.
Said Rykhus, “We're driving innovation in precision agriculture, always keeping our focus on helping farmers feed our rapidly growing world population. The SmarTrax and Slingshot enhancements were influenced by customer feedback and are another example of our commitment to product development.”
Vista Research Profitable in Fiscal 2013, Moderating Aerostar Declines
Aerostar's sales in the fourth quarter were $23.2 million versus $29.7 million in the previous year's fourth quarter, a 22-percent decrease. Operating income declined to $2.8 million, from $5.3 million in fiscal 2012.
Annual revenues for Aerostar were $102.1 million compared with $107.8 million for fiscal 2012. Operating income was $10.3 million, versus $18.3 million for the same period last year.
Vista Research exceeded the company's expectations, delivering $4.8 million of fourth-quarter revenues and a profitable first year. This helped moderate a $4.8 million fourth-quarter decline in relatively high-margin aerostat sales, as well as lower electronics manufacturing services revenues, which Raven had anticipated.
Said Rykhus, “In the fourth quarter, and throughout fiscal 2013, Aerostar faced continued uncertainty and sluggish demand, leading to lower sales and operating income. Looking ahead, we are building a strong pipeline of high-quality business development pursuits for fiscal 2014. This includes new initiatives for the secure communications market and opportunities for aerostat systems in defense, government agencies and commercial applications-both domestically and overseas. We are also actively working on new opportunities for high-altitude balloon technology.

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

“We continue to focus on a number of initiatives that will broaden our customer base. We see significant future potential with Vista both here and internationally as we work to sell into new markets and secure key contracts. At the same time, we recognize we are operating in an uncertain governmental spending environment. During the year, we will develop opportunities to add stability and mitigate volatility in Aerostar, ultimately driving longer-term growth with breakout potential-while continuing to manage the business responsibly.”
Engineered Films Delivers a Strong Year, Despite Fourth-Quarter Declines
For fiscal 2013, sales in Engineered Films rose 6 percent to $142.0 million. Operating income increased 17 percent to $25.1 million.
For the fourth quarter, Engineered Films posted sales of $30.8 million, compared to $36.0 million in the fiscal 2012 fourth quarter. Operating income was $4.4 million, versus $6.5 million in the prior-year period.
Said Rykhus, “Though we faced economic headwinds in the fourth quarter, sales in our Engineered Films division rose for the year, and we delivered bottom-line growth. We saw strength in agricultural and geomembrane films, while energy market demand softened, but held at solid levels.
“During the year, we completed a significant $11 million geomembrane reservoir project in Ohio, and we launched several new projects utilizing our geomembrane films. We also continued work on a research and development collaboration with Arizona State University related to biofuels. This project has led to several commercial opportunities that we are actively engaged in to help grow biofuels on large scales.”
On the product development front, Raven worked with its construction customers to introduce VaporBlock® G, an innovative, under-concrete-slab vapor barrier produced with a layer of post-consumer recycled content. VaporBlock G is the first vapor barrier on the market to exceed ASTM Class A and qualify for LEED standards.
Said Rykhus, “For fiscal 2014, we expect continued growth for Engineered Films, despite a challenging environment. We will likely not exceed the exceptional first quarter fiscal 2013 sales and operating income levels, but we expect a solid full-year performance.
“We continue to believe that geomembrane film sales will be a rising part of our market mix due to the critical need to protect water and other environmental resources. We also anticipate growth in agricultural films. Operationally, we recently installed a reclaim production line designed to capture and recycle excess polymer material from internal manufacturing processes. The line should help reduce costs and is expected to reprocess up to 15 million pounds of resin pellets annually.
“Pounds of film sold rose about 3 percent in fiscal 2013 and we have extrusion capacity to further grow this business-which we intend to do through R&D investments in new opportunities, enhancements to our existing products and development of specialty films with value-added characteristics.”
Diversification Produces Cash and Cash Flows
At January 31, 2013, cash and investment balances were $49.4 million, up from $25.8 million a year ago. Twelve-month operating cash flows increased to $76.5 million from $43.8 million in the prior year. Increases in capital expenditures were offset by cash flows from operations. In fiscal 2013, the company paid $15.2 million in dividends to shareholders ($0.42 per share) and made capital expenditures totaling $29.7 million. Accounts receivable decreased to $56.3 million compared with $60.8 million at January 31, 2013. Inventories were $46.2 million, down from $54.8 million one year earlier. Average accounts receivable days outstanding and inventory turns were relatively unchanged from the prior year.

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

R&D Credit Lowers Income Tax Expense
Fourth quarter fiscal 2013 net income benefited from the reinstatement of the U.S. research and development income tax credit in January 2013.
Business Development Pipeline to Fuel Growth
Said Rykhus, “At Raven, we solve great challenges. It's this purpose that keeps us grounded in markets and opportunities that have meaning, align with our values and provide profitable growth. For the first quarter, we continue to see positive trends in Applied Technology, though we face a challenging year-over-year comparison. Aerostar will again be impacted by a lack of aerostat orders. And within Engineered Films, we anticipate a challenging environment and another tough year-over-year comparison. Therefore, we do not expect to grow earnings in the first quarter of fiscal 2014.
“That said, one of the hallmarks of Raven's model is the ongoing investment in our business development pipeline. Looking ahead to all of 2014, the quality of our pipeline is very robust and encouraging. It is this strength that ensures our competitiveness and gives us confidence in our outlook for earnings growth for the full year.”
In fiscal 2014, Raven will build and nurture its business development pipeline. Management expects to see:

•	Earnings growth from new product developments for existing markets and key adjacent market expansions;

•	Potential acquisitions that support the company's overall product and growth strategy;

•	Capital expansions to address capacity and capabilities; and

•	Earnings growth from further international market penetration with product lines from all three divisions.

Concluded Rykhus, “We expect to return to historic earnings growth levels by leveraging the investments we've made over the last few years-and will continue to make-and through disciplined execution of the Raven business model.”
Conference Call Information
Raven will host a conference call today, Tuesday, March 12, 2013, at 9:00 a.m. Central Time to discuss fourth-quarter performance. Analysts and investors are invited to join the conference call by dialing: 1-866-393-0676. Alternatively, the live call can be accessed through the Investor Relations section of the company's website at http://investors.ravenind.com/. Please log on to the website at least 15 minutes early to register on the Events & Presentations page, and download and install any necessary audio software.
A replay of the conference call will be available two hours after the call ends through 11:59 p.m. CT on Tuesday, March 19, 2013. To access the replay, dial 1-855-859-2056 and enter conference ID: 13693364. A replay also will remain available on the company's website for 90 days following the call.
About Raven Industries, Inc.
Since 1956, Raven Industries has designed and manufactured high-quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance and unmatched service. With strengths in engineering, manufacturing, and technological innovation, Raven serves the precision agriculture, high performance specialty films, aerospace, and electronic manufacturing services markets. Visit www.RavenInd.com for more information.

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the company's primary markets, such as agriculture, construction and oil and gas drilling; or changes in competition, raw material availability, technology or relationships with the company's largest customers-any of which could adversely affect any of the company's product lines-as well as other risks described in the company's 10-K under Item 1A. This list is not exhaustive, and the company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

Contact Information
At the Company:	At Padilla Speer Beardsley:
Tom Iacarella, Vice President and CFO	Matt Sullivan
605-336-2750	612-455-1700
Thomas.Iacarella@ravenind.com	msullivan@padillaspeer.com

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2013	2012	Fav (Unfav)Change	2013	2012	Fav (Unfav)Change
Net sales	$89,575	$96,326	(7)%	$406,175	$381,511	6%
Costs of goods sold	62,676	68,454		278,502	265,319
Gross profit	26,899	27,872	(3)%	127,673	116,192	10%

Research and development expenses	2,905	2,608		13,367	9,724
Selling, general and administrative expenses	8,513	8,705		36,614	30,827
Operating income	15,481	16,559	(7)%	77,692	75,641	3%

Other income (expense), net	158	150		(46)	57
Income before income taxes	15,639	16,709	(6)%	77,646	75,698	3%

Income taxes	4,537	5,649		25,091	25,063
Net income	11,102	11,060	—%	52,555	50,635	4%

Net income attributable to the noncontrolling interest	5	58		10	66

Net income attributable to Raven Industries, Inc.	$11,097	$11,002	1%	$52,545	$50,569	4%

Net income per common share: (a)
basic	$0.31	$0.30	3%	$1.45	$1.40	4%
diluted	$0.30	$0.30	—%	$1.44	$1.39	4%

Weighted average common shares: (a)
basic	36,381	36,268		36,345	36,234
diluted	36,513	36,520		36,533	36,453

(a) All weighted average shares and earnings per share amounts have been adjusted to reflect the two-for-one stock split effective July 25, 2012.

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31
	2013	2012	Fav (Unfav)Change	2013	2012	Fav (Unfav)Change
Net sales (a)
Applied Technology	$38,432	$32,545	18%	$171,778	$145,261	18%
Engineered Films	30,781	35,984	(14)%	141,976	133,481	6%
Aerostar	23,186	29,685	(22)%	102,051	107,811	(5)%
Intersegment eliminations	(2,824)	(1,888)		(9,630)	(5,042)
Total Company	$89,575	$96,326	(7)%	$406,175	$381,511	6%

Operating income (a)
Applied Technology	$12,342	$8,800	40%	$59,590	$49,750	20%
Engineered Films	4,388	6,514	(33)%	25,115	21,501	17%
Aerostar	2,760	5,336	(48)%	10,341	18,308	(44)%
Intersegment eliminations	26	(194)		(61)	(188)
Total segment income	19,516	20,456		94,985	89,371
Corporate expenses	(4,035)	(3,897)	(4)%	(17,293)	(13,730)	(26)%
Total Company	$15,481	$16,559	(7)%	$77,692	$75,641	3%

(a) Effective June 1, 2012 the Company realigned the assets and team members of its Electronic Systems Division and deployed them into the Company's Aerostar and Applied Technology Divisions. The segment information presented for the three months and twelve months ended January 31, 2013 and 2012 reflect this realignment.

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	January 31	January 31
	2013	2012
ASSETS
Cash and cash equivalents	$49,353	$25,842
Accounts receivable, net	56,303	60,759
Inventories	46,189	54,756
Other current assets	4,903	6,202
Total current assets	156,748	147,559

Property, plant and equipment, net	81,238	61,894
Other assets, net	35,224	36,250
	$273,210	$245,703

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$14,438	$16,162
Accrued and other liabilities	18,623	24,484
Total current liabilities	33,061	40,646

Other liabilities	18,702	24,467
Shareholders' equity	221,447	180,590
	$273,210	$245,703

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Raven Industries Fiscal 2013 Fourth-Quarter Results
March 12, 2013

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(Dollars in thousands) (Unaudited)

	Twelve Months Ended January 31,
	2013	2012
Cash flows from operating activities:
Net income	$52,555	$50,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,098	9,268
Other operating activities, net	10,803	(16,072)
Net cash provided by operating activities	76,456	43,831

Cash flows from investing activities:
Capital expenditures	(29,675)	(29,015)
Payments related to business acquisitions, net of cash acquired	—	(11,787)
Other investing activities, net	(255)	489
Net cash used in investing activities	(29,930)	(40,313)

Cash flows from financing activities:
Dividends paid	(15,244)	(13,025)
Repayment of line of credit	—	(2,869)
Payment of acquisition-related contingent liabilities	(8,367)	—
Other financing activities, net	604	660
Net cash used in financing activities	(23,007)	(15,234)

Effect of exchange rate changes on cash	(8)	(5)

Net increase in cash and cash equivalents	23,511	(11,721)
Cash and cash equivalents at beginning of period	25,842	37,563
Cash and cash equivalents at end of period	$49,353	$25,842

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